Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-199728 and 333-199731 on Form S-8 of our report dated August 25, 2016, relating to the consolidated financial statements and financial statement schedule of Kimball Electronics, Inc., appearing in this Annual Report of Kimball Electronics, Inc. on Form 10-K for the year ended June 30, 2016.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
August 25, 2016